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                                                          Exhibit 99.1


                    YONKERS FINANCIAL CORPORATION LETTERHEAD

                            LIMITED WAIVER AGREEMENT


November 13, 2001

Simeon Brinberg
Gould Investors, L..P.
60 Cutter Mill Road
Great Neck, New York  11021

Dear Mr. Brinberg:

         As you are aware, Atlantic Bank has requested that Gould Investors, L.P. execute the attached Voting Agreement in connection with its proposed merger with Yonkers Financial Corporation (the "Company"). You have indicated the willingness of Gould Investors, L.P. to execute such Voting Agreement if the Company agrees to waive such provisions of its Standstill Agreement (the "Standstill Agreement") dated January 14, 2000 with Gould Investors, L.P. as may be required to enable it to perform its obligations under the Voting Agreement.

         The Board of Directors believes that it is in the best interests of the Company's shareholders for Gould Investors, L.P. to enter into the Voting Agreement and therefore agrees to waive its rights under the Standstill Agreement for the limited purpose of enabling, and only to the extent necessary for, Gould Investors, L.P. to enter into and perform its obligations under the Voting Agreement. This limited waiver shall be effective upon the effectiveness of the Voting Agreement and shall terminate upon the termination of the Voting Agreement.

                                             Sincerely,

                                             YONKERS FINANCIAL CORPORATION


                                              By: _____________________
                                                  Richard F. Komosinski
                                                  President

                                              Date:  November 13, 2001
AGREED AND ACCEPTED:

GOULD INVESTORS L.P.
By: Georgetown Partners, Inc.


By: _____________________
    Simeon Brinberg
    Senior Vice President

Date:  November 13, 2001